      As filed with the Securities and Exchange Commission on May 20, 1999.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             ------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------

                           FIRST ALBANY COMPANIES INC.
               (Exact name of issuer as specified in its charter)

              New York                              22-2655804
      (State of Incorporation)         (I.R.S. Employer Identification No.)

                              30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
          (Address and telephone number of principal executive offices)

                           FIRST ALBANY COMPANIES INC.
                            1989 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              Stephen P. Wink, Esq.
                          Secretary and General Counsel
                           First Albany Companies Inc.
                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------- ------------------------ --------------------
Title of Securities to       Amount to be          Proposed Maximum         Proposed Maximum           Amount of
     be Registered            Registered       Offering Price Per Share    Aggregate Offering      Registration Fee
                                                                                  Price
------------------------ --------------------- ------------------------- ------------------------ --------------------
Common Stock ($.01 par      500,000 shares             $14.1875                $12,093,783             $3,362.07
        value)
------------------------ --------------------- ------------------------- ------------------------ --------------------

* The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents (i) the aggregate exercise price of all options to acquire any of the above-registered shares granted under the Plan as of the Effective Date of this registration, plus (ii) the product of the remaining shares registered hereunder available for future grant under the Plan multiplied by a per share price of $14.1875, the average price of First Albany Companies Inc. Common Stock on the NASDAQ NMS on May 13, 1999.

                                     PART I


ITEM 1.  REQUIRED STATEMENT

                  This Registration Statement relates to and registers an additional 500,000 shares of Common Stock, $.01 par value, of FIRST ALBANY COMPANIES INC. (the "Registrant" or the "Company") for issuance under the First Albany Companies Inc. 1989 Stock Incentive Plan (the "Plan"). Pursuant to Form S-8 General Instruction E, the information contained in the Registrant's registration on Form S-8, Registration No. 33-44605, as filed with the Securities and Exchange Commission on December 24, 1991, is currently effective and is hereby incorporated herein by reference thereto. The securities registered hereunder are the same class as the securities previously registered under Registration Statement No. 33-44605.


ITEM 2.  EXHIBITS.


                  See Exhibit Index on page 4


                                    * * * * *


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York, on May 19, 1999.

                                    FIRST ALBANY COMPANIES INC.


                                    By: /s/ George C. McNamee
                                       --------------------------------
                                            George C. McNamee
                                            Chairman, President and
                                             Co-Chief Executive Officer




                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes George C. McNamee, Alan P. Goldberg or the agent for service named in this Registration Statement to file one or more amendments (including post-effective amendments) to this Registration Statement which may make such changes in this Registration Statement as George C. McNamee, Alan P. Goldberg or such agent for service deems appropriate and each person hereby appoints George C. McNamee, Alan P. Goldberg or such agent for service as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

         SIGNATURE                               TITLE                                  DATE
         ---------                               -----                                  ----
/s/ George C. McNamee                     Chairman, President and                    May 19, 1999
____________________________              Co-Chief Executive Officer
    George C. McNamee

/s/ Alan P. Goldberg                      President and Co-Chief                     May 19, 1999
____________________________              Executive Officer
    Alan P. Goldberg

/s/ Hugh A. Johnson, Jr.                  Senior Vice-President,                     May 19, 1999
____________________________              and Chief Investment
    Hugh A. Johnson, Jr.                                      Officer

/s/ Timothy R. Welles                     Vice President and                         May 19, 1999
____________________________              Chief Financial Officer
    Timothy R. Welles

/s/ Stephen P. Wink                       Secretary and General                      May 19, 1999
____________________________              Counsel
    Stephen P. Wink


/s/ Peter Barton                          Director                                   May 19, 1999
____________________________
    Peter Barton

/s/ J. Anthony Boeckh, Ph.D.              Director                                   May 19, 1999
____________________________
    J. Anthony Boeckh, Ph.D.

/s/ Walter M. Fiederowicz                 Director                                   May 19, 1999
____________________________
    Walter M. Fiederowicz

/s/ Daniel V. McNamee, III                Director                                   May 19, 1999
____________________________
    Daniel V. McNamee, III

/s/ Charles L. Schwager                   Director                                   May 19, 1999
____________________________
    Charles L. Schwager

/s/ Benaree P. Wiley                      Director                                   May 19, 1999
____________________________
    Benaree P. Wiley

                                  EXHIBIT INDEX


Exhibit No.                          Description
-----------                          -----------
5(a)              Opinion of Company's General Counsel as to legality of the securities offered under the Plan.


5(b) Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company's Common Stock.

23(a) Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)             Consent of PriceWaterhouseCoopers LLP, independent auditors.

24                Power of Attorney (included on signature page)